Form 10-K, Exhibit 13
period 1996-12-31
CLASSNOTES TRUST 1995-1 ASSET BACKED NOTES SER 1996-1
filed 1997-03-31
CIK 1015199

                                  EXHIBIT 13


                         TRANS-WORLD INSURANCE COMPANY
                              2840 MORRIS AVENUE
                               UNION, NJ  07083

                          CLASSNOTES TRUST  1995 - I

         CLASS A-7       Year End Statement for Series 1996-1
                  12/31/96



(i) Amount of Principal being paid or distributed in respect of the Notes

     CLASS A-7 NOTES                              27,650,000.00
     Per $50,000 original principal amount of the Notes            9,095.394737


(ii) Amount of Interest being paid or distributed in respect of the Notes

     CLASS A-7 NOTES                               5,872,650.99
     Per $50,000 original principal amount of the Notes            2,361.339361

(iii) (A)  Amount of Noteholders' Auction Rate
           Interest Carryover being paid or distributed in respect of the Notes

      CLASS A-7 NOTES                                      0.00
      Per $50,000 original principal amount of the Notes               0.000000

      (B)  Remaining Amount of Noteholders' Auction
           Rate Interest Carryover to be paid or distributed in respect of the Notes

      CLASS A-7 NOTES                                      0.00
      Per $50,000 original principal amount of the Notes               0.000000

(iv)  Pool Balance at end of preceding Collection Period         620,129,188.60

(v) Outstanding Principal amount after giving effect to distributions on this Note Distribution Date:

       CLASS A-7 NOTES                           124,350,000.00


(vi)       Applicable Interest Rate:
     (a)   In general:

            1.  Auction Rate for the prior Interest Period:

          CLASS A-7 NOTES
          PERIOD 1       5.556720%
          PERIOD 2       5.545000%
          PERIOD 3       5.787190%
          CURRENT RATE   (Based on Auction)   5.646560%


            2.  NET LOAN RATE
          PERIOD 1       6.637500%
          PERIOD 2       6.665000%
          PERIOD 3       6.544000%

(vii)      (a)     Service Fee for related Collection Period  (Pro Rata)
                                                                     416,037.50
     Per $50,000 original principal amount of the Notes              136.854441

            (b)    Service Fee Carryover for related Collection Period
                   1.  Distributed                             0.00
     Per $50,000 original principal amount of the Notes                0.000000

                   2.  Remaining Balance                       0.00
     Per $50,000 original principal amount of the Notes                0.000000

(viii)     Amount of Fees for related Collection Period:

                    1.  Administration Fee  (Pro Rata)             14,777.73
      Per $50,000 original principal amount of the Notes            4.861095

                    2.  Auction Agent Fee  (Pro Rata)                   0.00
      Per $50,000 original principal amount of the Notes            0.000000

                    3.  Indenture Trustee Fee  (Pro Rata)               0.00
      Per $50,000 original principal amount of the Notes            0.000000

                    4.  Eligible Lender Trustee Fee  (Pro Rata)     9,635.82
      Per $50,000 original principal amount of the Notes            3.169678

                    5.  Surety Provider Fee  (Pro Rata)            32,205.32
      Per $50,000 original principal amount of the Notes           10.593855


(ix)       Amount of payments to the Surety Provider in
           reimbursement of prior draws under any Note
            Surety Bond or the Certificate Surety Bond                  0.00

(x)        Aggregate amount of Realized losses for the
            related Collection period                                   0.00

(xi)       Aggregate amount received with respect to Financed
            Student Loans for which Realized Losses were
            allocated previously                                        0.00


(xii)  (a) Amount of the distribution attributable to amounts
                      in the Reserve Account                            0.00

       (b) Amount of any other withdrawals from the Reserve
                      Account for such Distribution Date                0.00

       (c) Amount in the Reserve Account                        2,145,545.18


(xiii) Amount of any draw required to be made under a Note Surety bond (together with any other information required to make
       such draw)                                               0.00


(xiv)  (a) Portion (if any) of the distribution attributable to amounts on
           deposit in the Pre-Funding Account                   0.00

       (b)     Amount in the Pre-Funding Account       30,048,367.53

(xv) Aggregate amount if any paid by the Eligible Lender Trustee for Additional Financed Student Loans during the preceding collection
       period                                                   0.00

(xvi) Amount in the Pre-Funding Account at the end of the Funding Period to be distributed as a payment of principal in respect of:

      (a) CLASS A-1 NOTES                                       0.00
      (b) CLASS A-1 NOTES (Only if Class___ Notes
            have been paid in full)                             0.00

(xvii)  Aggregate amount (if any) paid for Financed Student Loans during
           the preceding collection period.                     0.00

(xviii)   Parity Percentage Numerator     692,253,979.86
            as of 12/31/96  Denominator   685,371,402.84  101.00%

(xix)     Excess of amounts deposited into the Collection
            Account with respect to the sale by the Trust of
            Serial Loans over the aggregate Purchase amount
            of such loans (such excess to be distributed to
            Student Holdings)                                       254,451.25

(xx)      Amount of Additional Principal Payments, if any, made on
            such Distribution Date                                        0.00

The Money Store, Inc.



By:/s/ Harry Puglisi
   -----------------
Harry Puglisi
Treasurer

                         TRANS-WORLD INSURANCE COMPANY
                              2840 MORRIS AVENUE
                               UNION, NJ  07083

                          CLASSNOTES TRUST  1995 - I

         CLASS A-8       Year End Statement for Series 1996-1
          12/31/96



(i) Amount of Principal being paid or distributed in respect of the Notes

     CLASS A-8 NOTES          0.00
     Per $50,000 original principal amount of the Notes      0.000000


(ii) Amount of Interest being paid or distributed in respect of the Notes

     CLASS A-8 NOTES          1,928,686.83
     Per $50,000 original principal amount of the Notes            1,890.869441

(iii)      (A)  Amount of Noteholders' Auction Rate
                Interest Carryover being paid or distributed in respect of the Notes

      CLASS A-8 NOTES                                                      0.00
      Per $50,000 original principal amount of the Notes               0.000000

           (B)  Remaining Amount of Noteholders' Auction
                Rate Interest Carryover to be paid or distributed in respect of the Notes

      CLASS A-8 NOTES                                                      0.00
      Per $50,000 original principal amount of the Notes               0.000000

(iv)      Pool Balance at end of preceding Collection Period    620,129,188.60

(v) Outstanding Principal amount after giving effect to distributions on this Note Distribution Date:


       CLASS A-8 NOTES              51,000,000.00


(vi)       Applicable Interest Rate:
     (a)   In general:
            1.  Auction Rate for the prior Interest Period:

          CLASS A-8 NOTES
          PERIOD 1       5.340000%
          PERIOD 2       5.550000%
          PERIOD 3       5.750000%
          CURRENT RATE   (Based on Auction)   5.400000%


            2.  NET LOAN RATE
          PERIOD 1       6.637500%
          PERIOD 2       6.665000%
          PERIOD 3       6.544000%

(vii)  (a)  Service Fee for related Collection Period  (Pro Rata)  146,453.03
     Per $50,000 original principal amount of the Notes            143.581402

            (b)    Service Fee Carryover for related Collection Period
                   1.  Distributed                                       0.00
     Per $50,000 original principal amount of the Notes              0.000000

                   2.  Remaining Balance                                 0.00
     Per $50,000 original principal amount of the Notes              0.000000

(viii)     Amount of Fees for related Collection Period:

                    1.  Administration Fee  (Pro Rata)             5,185.00
      Per $50,000 original principal amount of the Notes           5.083333

                    2.  Auction Agent Fee  (Pro Rata)              94,077.30
      Per $50,000 original principal amount of the Notes           92.232647

                    3.  Indenture Trustee Fee  (Pro Rata)          2,500.00
      Per $50,000 original principal amount of the Notes           2.450980

                    4.  Eligible Lender Trustee Fee  (Pro Rata)    3,368.28
      Per $50,000 original principal amount of the Notes           3.302235

                    5.  Surety Provider Fee  (Pro Rata)            29,863.35
      Per $50,000 original principal amount of the Notes           29.277794


(ix)       Amount of payments to the Surety Provider in
            reimbursement of prior draws under any Note

            Surety Bond or the Certificate Surety Bond             0.00

(x)        Aggregate amount of Realized losses for the
            related Collection period                              0.00

(xi)       Aggregate amount received with respect to Financed
            Student Loans for which Realized Losses were
            allocated previously                                   0.00

(xii)      (a) Amount of the distribution attributable to amounts
               in the Reserve Account                       0.00

           (b) Amount of any other withdrawals from the Reserve
               Account for such Distribution Date           0.00

           (c) Amount in the Reserve Account 2,145,545.18


(xiii) Amount of any draw required to be made under a Note Surety bond (together with any other information required to make
         such draw)                                               0.00

(xiv) (a) Portion (if any) of the distribution attributable to amounts on
          deposit in the Pre-Funding Account              0.00

     (b)  Amount in the Pre-Funding Account 30,048,367.53

(xv)     Aggregate amount if any paid by the Eligible Lender Trustee for
           Additional Financed Student Loans during the preceding collection
           period                                                 0.00

(xvi)    Amount in the Pre-Funding Account at the end of the Funding Period
           to be distributed as a payment of principal in respect of:

      (a) CLASS A-1 NOTES    0.00
      (b) CLASS A-1 NOTES (Only if Class___ Notes
            have been paid in full)    0.00

(xvii)  Aggregate amount (if any) paid for Financed Student Loans during the preceding collection period. 0.00

(xviii)   Parity Percentage Numerator                    692,253,979.86
            as of 12/31/96  Denominator  685,371,402.84          101.00%

(xix)     Excess of amounts deposited into the Collection
            Account with respect to the sale by the Trust of Serial Loans over the aggregate Purchase amount of such loans (such excess to be distributed to
            Student Holdings)                   254,451.25

(xx)      Amount of Additional Principal Payments, if any, made on
            such Distribution Date                    0.00


The Money Store, Inc.



By: /s/ Harry Puglisi
    -----------------
Harry Puglisi
Treasurer